Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
MAY 9, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. TO WEBCAST
INSTITUTIONAL INVESTOR AND ANALYST MEETING

OKLAHOMA CITY, OKLAHOMA, MAY 9, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced it will webcast its 2011 Institutional Investor and Analyst Meeting.  The meeting will be webcast live on the Partnership’s website from 11:00 a.m. EDT to 3:00 p.m. EDT on Wednesday, May 18, 2011.  The webcast and presentation material can be accessed by going to the Partnership’s website at www.chkm.com and selecting the "Events" subsection of the "Investors" section of the website.  A replay of the webcast will be available on the website approximately two hours after the conclusion of the event and will be accessible for two weeks.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  Further information is available at www.chkm.com, where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACT:	MEDIA CONTACTS:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154